UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2023

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37986	47-4219082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9480 South Dixie Highway, Miami, Florida	33156
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 671-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock ($0.0001 par value)	IMXI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2023 Annual Meeting of Stockholders of International Money Express, Inc. (the “Company”), held on June 23, 2023, the Company’s stockholders (i) elected two Class II Directors to serve for a three-year term or until their respective successors are duly elected and qualified, (ii) ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, (iii) approved a non-binding advisory resolution regarding the compensation of the Company’s named executive officers and (iv) recommended, on a non-binding advisory basis, 1 year as the frequency of the vote regarding the compensation of the Company’s named executive officers. The final results for the votes regarding the proposals are set forth below.

Proposal 1 - Election of the Following Class II Directors:
Class II Directors:	Votes For	Votes Withheld	Broker Non-Votes
Debra Bradford	13,929,740	11,392,670	2,440,739
John Rincon	15,261,098	10,061,312	2,440,739

Proposal 2 - Ratification of the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023:
Votes For	Votes Against	Abstained	Broker Non-Votes
27,753,123	8,279	1,747	N/A

Proposal 3 – Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers:
Votes For	Votes Against	Abstained	Broker Non-Votes
25,118,875	194,955	8,580	2,440,739

Proposal 4 – A non-binding advisory resolution regarding the frequency of the vote regarding the compensation of the Company’s named executive officers:
1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
24,442,048	86,400	788,474	5,488	2,440,739

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MONEY EXPRESS, INC.
Dated: June 26, 2023
	By:	/s/ Ernesto Luciano
	Name:	Ernesto Luciano
	Title:	Chief Legal Officer, General Counsel & Corporate Secretary